Imprimis Pharmaceuticals Announces Preliminary Fourth Quarter and Full Year 2015 Financial Results

Revenue growth continues in 2016 with unit sales of core ophthalmology formulations expected to double in the first quarter of 2016 compared to the fourth quarter of 2015

San Diego, CA — March 3, 2016 — Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), a specialty pharmaceutical company focused on the development and commercialization of novel compounded drug therapies, today announced certain preliminary unaudited results for the quarter and year ended December 31, 2015.

Total estimated revenue for the fourth quarter of 2015 increased by over 500% between years to $3.5 million, from $0.55 million reported in the fourth quarter of 2014. Full year 2015 estimated revenues increased by over 450% between years to $9.7 million, compared to $1.66 million reported in 2014. Adjusted EBITDA for the fourth quarter 2015 is expected to be a loss of between $2.5 million and $2.9 million. For the fourth quarter of 2015, the company expects to report a net loss of between $4.7 million and $5.1 million, compared to a net loss of $2.7 million for the same period in 2014. The company expects to report a net loss for the full 2015 year of between $15.5 million and $15.9 million, compared to $10.1 million in 2014. The fourth quarter of 2015 net loss includes expenses connected to the company’s new Folcroft, Pennsylvania facility, the launch of its sinus business and certain non-recurring expenses.

Imprimis intends to register its Texas and New Jersey facilities with the U.S. Food and Drug Administration (FDA) as outsourcing facilities, which is expected to occur near the end of the first quarter of 2016 for the Texas facility and before the end of the second quarter of 2016 for the New Jersey facility.

Mark L. Baum, CEO of Imprimis, stated, “We are pleased with our fourth quarter estimated results and have seen our growth continue and accelerate in the first quarter of 2016. We are already off to a great start this quarter and expect unit sales of our core ophthalmology formulations to nearly double in the first quarter of 2016 when compared to the fourth quarter of 2015. Other key lines of business are also experiencing growth and we expect they will further accelerate once we register our Texas and New Jersey facilities with the FDA and avail ourselves of the competitive advantages of Section 503B of the Federal Food Drug and Cosmetic Act. We believe positive revenue trends should persist throughout 2016 and beyond as we execute on our operational goals, integrate new efficient systems and processes, and begin our march towards profitability.”

The company plans to announce its complete audited fourth quarter and full year 2015 financial results in a press release and conference call on or about March 23, 2016, the details of which will be announced in a separate press release. As the company has not yet completed its preparation and review of its consolidated financial statements for the fourth quarter or year ended December 31, 2015, the information reported in this press release is preliminary and is subject to the completion of such financial statements and their audit by the company’s independent registered public accounting firm.

ADJUSTED EBITDA ESTIMATE

In addition to the company’s results of operations determined in accordance with accounting principles generally accepted in the U.S. (GAAP), such as revenue and net loss, management also utilizes adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results, provides a more complete understanding of the company’s results of operations and the factors and trends affecting its business. Management believes adjusted EBITDA provides meaningful supplemental information regarding the company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the company’s core operating performance and that may obscure trends in the company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the company’s results. However, adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the company’s competitors.

The company defines adjusted EBITDA as net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, other income (expense) and, if any and when specified, non-recurring income or expense items. The company believes that the most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of estimated adjusted EBITDA, a non-GAAP measure, to the most comparable GAAP measure, net loss, for the quarter ended December 31, 2015 (in thousands):

Net loss	$(4,700) to (5,100)
Stock-based compensation	1,120
Depreciation	80
Amortization	90
Interest (income) expense, net	430
Income taxes	-
Other (income) expense, net	-
Non-recurring expense(1)	440
Adjusted EBITDA	$(2,540) to (2,940)

(1)	Non-recurring expense items included certain transactional expenses and expenses related to restructuring the company’s sales and marketing efforts, including severance expenses.

ABOUT IMPRIMIS PHARMACEUTICALS

San Diego-based Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a national leader in the development, production and dispensing of novel compounded pharmaceuticals. The Company’s two business segments, Imprimis Cares™ and Custom Compounding Choice™, focus on patient outcomes and affordability, by offering high quality customizable compounded drugs in all 50 states. Imprimis is headquartered in San Diego, California and operates four dispensing facilities located in California, Texas, New Jersey and Pennsylvania. For more information about Imprimis, please visit the corporate website at www.ImprimisPharma.com.

SAFE HARBOR

This press release contains forward looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward looking statements,” such as the statements made about the company’s estimated revenue, adjusted EBITDA and net loss for the quarter and year ended December 31, 2015, the company’s expected performance in 2016, including certain anticipated results for the first quarter of 2016, and the company’s plans to upgrade and construct new pharmacy facilities and register these facilities as outsourcing facilities. Forward looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include the possibility that the company’s 2015 financial results will differ materially from its preliminary estimates upon completion and audit of its financial statements; failure to meet projected unit sales for the first quarter of 2016; delays or other difficulties associated with the construction and upgrade of the company’s pharmacy facilities; delays or failures in the company’s efforts to register certain of its pharmacy facilities as outsourcing facilities; other risks related to the company’s compounding pharmacy operations; the company’s ability to make commercially available its compounded formulations and technologies in a timely manner, in sufficient quantities or at all; physician interest in prescribing and patient interest in using its formulations; the company’s ability to accurately estimate its expenses and cash burn and raise additional funds when necessary; the projected size of the potential market for its technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in the company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the Securities and Exchange Commission’s web site at www.sec.gov. Undue reliance should not be placed on forward looking statements, which speak only as of the date they are made. Except as required by law, the company undertakes no obligation to update any forward looking statements to reflect new information, events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Investor Contact

Bonnie Ortega

bortega@imprimispharma.com

858.704.4587